Exhibit 4.4

Dated [ 15 July 2024 ]

Diginex Limited

CONVERTIBLE LOAN NOTE INSTRUMENT

CONTENTS

Background		2
1	Definitions and interpretation	2
2	Amount and description of notes	6
3	Status of notes	6
4	Use of Proceeds	6
5	Repayment of Notes	6
6	Interest	6
7	Conversion	7
8	Certificates	7
9	The Register	7
10	Notes not to be quoted	8
11	Set-off	8
12	Variation	8
13	Enforcement and third party rights	8
14	Notices	9
15	Governing law and jurisdiction	9
Schedule 1		10
Schedule 2		12

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THIS INSTRUMENT IS DATED 15 July 2024

BETWEEN

Diginex Limited, an exempted company incorporated under the laws of the Cayman Islands with company registration number 406606 and whose registered office is at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Company).

Background

Pursuant to a resolution of the board of Directors of the Company passed on or about the same date as this Instrument the Company has agreed to create US$10,000,000.00 unsecured fixed rate convertible loan notes.

1	Definitions and interpretation

1.1	The definitions and rules of interpretation in this Clause apply in this Instrument.

“Articles”	the articles of association of the Company, as amended or superseded from time to time;

“Business Day”	a day other than a Saturday, Sunday or public holiday in Cayman Islands, New York and Hong Kong when banks are open for business;

“Certificate”	a certificate for Notes in the form (or substantially in the form) set out in Schedule 1;

“Change of Control”	the acquisition of control (greater than 50% of the voting rights) of the Company by any person or persons acting together (but excluding any group restructuring which involves the person(s) that have control of the Company immediately prior to that group restructuring retaining control, indirectly, immediately following completion of that group restructuring;

“Conditions” the	conditions attaching to the Notes, as set out in Schedule 2 (as amended from time to time in accordance with this Instrument);

“Conversion Date”	in the case of a conversion under:

(a)	Paragraph 1.1(a) of Part 2 of Schedule 2, simultaneously with the completion of the Relevant Fund Raising;
(b)	Paragraph 1.1(b) of Part 2 of Schedule 2, immediately on a Change of Control occurring; or
(c)	Paragraph 1.1(c) of Part 2 of Schedule 2, immediately upon the Company’s registration statement on Form F-1 filed with the United States Securities and Exchange Commission, in case of Listing on Nasdaq Capital Market, or a similar document, in case of Listing on another recognised stock exchange or other form of Listing, being declared effective.

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“Conversion Event”	all or any of the events listed in Paragraph 1.1 of Part 2 of Schedule 2;

“Conversion Notice”	a notice in writing by the Company to the Noteholders to convert all of the outstanding Notes;

“Conversion Price”	(a)	on a Relevant Fund Raising, a price per Ordinary Share equal to the Discount Rate on Fundraise; or
	(b)	on a Change of Control, a price per Ordinary Share equal to the Discount Rate on Change of Control; or
	(c)	on a Listing, a price per Ordinary Share equal to the Discount Rate on Listing.

“Directors”	the board of directors of the Company, or a duly authorised committee of that board, for the time being;

“Discount Rate on a Change of Control”	the lower of:

(a)	a 20% discount to the lowest price per Ordinary Share to be paid or returned on a Change of Control; and
(b)	the Valuation Cap Price;

“Discount Rate on Fundraise”	the lower of:

(a)	a 20% discount to the lowest price paid per Ordinary Share by any investor on a Relevant Fund Raise; and
(b)	the Valuation Cap Price;

“Discount Rate on Listing”	the lower of:

(a)	a 20% discount to the value per Ordinary Share immediately prior to the Listing (or to the value of any placing carried out as part of the Listing); and
(b)	the Valuation Cap Price;

“Event of Default”	any of the events set out in Paragraph 5 of Part 1 of Schedule 2;

“Investment Agreement”	the shareholders agreement entered into, inter alia, by the Company and certain holders of Shares on 15 July 2024 as such agreement may subsequently be amended, supplemented, superseded or replaced from time to time with the agreement or consent of the parties to it;

“Listing”	means an initial public offering, a direct listing or any other form of listing of the Shares on an internationally recognized stock exchange (including the New York Stock Exchange, Nasdaq Capital Market, Hong Kong Stock Exchange) or such other reputable stock exchange approved by the Board (including the affirmative vote of the preferred director of the Company);

“Maturity Date”	31 December 2024;

“Notes”	up to US$10,000,000.00 unsecured convertible loan notes 2024 constituted by this Instrument or, as the case may be, the principal amount of such loan notes for the time being issued and outstanding, and “principal amount” shall be construed accordingly;

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“Noteholder”	a person for the time being entered in the Register as holder of any Notes;

“Ordinary Shares”	the ordinary shares with a par value of US$0.0001 each of the Company;

“Preferred Shares”	the preferred shares with a par value of US$0.0001 each of the Company;

“Pre-Money Valuation”	the valuation of the Company immediately prior to completion of a Relevant Fund Raising on a fully diluted basis, where “fully diluted” assumes the issue of all Shares capable of being issued by the Company pursuant to any outstanding rights to subscribe for, or convert any security into, Shares as if all those outstanding rights had been exercised in full (including all outstanding warrants, convertible loan notes, advance subscriptions and all other convertible or exercisable securities then outstanding, save for the conversion of the Notes);

“Redemption Date”	has the meaning given in Paragraph 4.1 of Part 1 of Schedule 2;

“Redemption Notice”	has the meaning given in Paragraph 4.1(b) of Part 1 of Schedule 2;

“Register”	a register of Noteholders referred to in, and kept and maintained in accordance with, Clause 9;

“Registered Office”	the registered office of the Company from time to time;

“Relevant Fund Raising”	the raising of capital by the Company of US$10,000,000 or more via the issue of Shares to any person(s) (excluding any Notes to be converted into Shares);

“Shares”	the shares in the capital of the Company in issue from time to time; and

“Valuation Cap Price”	means such price per Share as would give a Pre-Money Valuation of the Company at the Conversion Date of US$60,000,000.

1.2	Clause, Schedule and Paragraph headings shall not affect the interpretation of this Instrument.

1.3	References to Clauses and Schedules are to the Clauses of and Schedules to this Instrument and references to Paragraphs are to Paragraphs of the relevant Schedule.

1.4	The Schedules (including, for the avoidance of doubt, the Conditions) form part of this Instrument and shall have effect as if set out in full in the body of this Instrument. Any reference to this Instrument includes the Schedules.

1.5	A reference to “this Instrument”, “the Conditions” or to any other agreement or document referred to in this Instrument or the Conditions is a reference to this Instrument (which shall include the Conditions), the Conditions or such other agreement or document as varied or novated in accordance with their terms from time to time.

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1.6	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.7	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.8	A “person” includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person’s personal representatives, successors and permitted assigns.

1.9	A reference to a “company” shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.10	A reference to “writing” or “written” includes email but not fax (unless otherwise expressly provided in this Instrument).

1.11	Any words following the terms “including”, “include”, “in particular”, “for example” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.12	Where the context permits, “other” and “otherwise” are illustrative and shall not limit the sense of the words preceding them.

1.13	A reference to legislation or a legislative provision is a reference to it as amended, extended or re-enacted from time to time.

1.14	A reference to legislation or a legislative provision shall include all subordinate legislation made from time to time under that legislation or legislative provision.

1.15	Any obligation on a person not to do something includes an obligation not to allow that thing to be done.

1.16	A reference in this Instrument to:

(a)	any Notes being “outstanding” means such Notes as are in issue, not redeemed, not converted and not cancelled at the relevant time;

(b)	the “assets” of any person shall be construed as a reference to all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital;

(c)	“indebtedness” shall be construed as a reference to any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

(d)	“repayment” includes redemption and vice versa and the words “repay”, “redeem”, “repayable”, “redeemed” and “repaid” shall be construed accordingly;

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(e)	“US dollars” and the sign “US$” means dollars in the lawful currency of the United States of America; and

(f)	“tax” shall be construed so as to include any present and future tax, levy, impost, deduction, withholding, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

1.17	Unless the context otherwise requires, a reference to the “Notes” includes a reference to all and/or any of the Notes.

2	Amount and description of notes

2.1	The aggregate principal amount of the Notes is limited to US$10,000,000.00.

2.2	The Notes shall be known as 8% fixed rate unsecured convertible loan notes 2024 and shall be issued by the Company in integral multiples of US$100,000.00.

3	Status of notes

3.1	The Notes when issued and outstanding shall rank pari passu, equally and rateably, without discrimination or preference among themselves and as unsecured obligations of the Company.

3.2	The Notes shall be issued and held subject to and with the benefit of the provisions of this Instrument (including the Conditions). All such provisions shall be binding on the Company and the Noteholders and all persons claiming through or under them respectively and shall enure for the benefit of all Noteholders.

4	Use of Proceeds

The proceeds of all subscriptions for the Notes shall be used to fund the Company’s working capital and capital expenditure requirements for the time being.

5	Repayment of Notes

5.1	The Notes shall be repaid in accordance with Part 1 of Schedule 2.

5.2	All Notes repaid by the Company shall be automatically and immediately cancelled and shall not be reissued.

6	Interest

Until the Notes are repaid by the Company or converted into Shares, in each case in accordance with the provisions of this Instrument, interest shall accrue and be paid on the principal amount of the Notes outstanding at the rate and in the manner provided in Part 1 of Schedule 2.

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7	Conversion

The Company hereby agrees that the Notes shall be convertible into Ordinary Shares in the manner set out in Part 2 of Schedule 2 and the Company undertakes to issue such Ordinary Shares to each Noteholder in the manner set out in Part 2 of Schedule 2.

8	Certificates

8.1	Each Noteholder (or the joint holders of any Notes) shall be entitled to receive, without charge, one Certificate for the Notes registered in their names.

8.2	Where any Notes are held jointly, the Company shall not be bound to issue more than one Certificate in respect of such Notes and delivery of a Certificate to the person who is first named in the Register as Noteholder shall be sufficient delivery to all joint holders of such Notes.

8.3	Each Certificate shall:

(a)	bear a denoting number;

(b)	be issued and executed by the Company as a deed in the form (or substantially in the form) set out in Schedule 1; and

(c)	have the Conditions endorsed on or attached to it.

8.4	In the case of repayment or transfer of part only of a Noteholder’s Notes, the Certificate(s) in respect of such Notes shall be either:

(a)	endorsed with a memorandum of the nominal amount of the Notes so redeemed or transferred and the date of such repayment or transfer; or

(b)	cancelled and (without charge) replaced by a new Certificate for the balance of the principal amount of the Notes not then repaid or transferred.

9	The Register

9.1	The Company shall keep and maintain the Register at such place as the Company may from time to time appoint for this purpose and notify to the Noteholders.

9.2	There shall be entered in the Register:

(a)	the names and addresses of the Noteholders for the time being;

(b)	the principal amount of the Notes held by each Noteholder;

(c)	the date of issue of each of the Notes and the date on which the name of each Noteholder is entered in the Register in respect of the Notes registered in their name;

(d)	the serial number of each Certificate issued and the date of its issue; and

(e)	the date(s) of all transfers and changes of ownership of any of the Notes.

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9.3	The Company shall promptly amend the Register to record any change to the name or address of a Noteholder that is notified in writing to the Company by that Noteholder.

9.4	The Noteholders or any of them, or any person authorised by a Noteholder, shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of or extracts from it or any part of it.

9.5	Every Noteholder shall be recognised by the Company as entitled to their Notes free from any equity, set-off or cross-claim against the original or an intermediate holder of such Notes.

10	Notes not to be quoted

No application has been, or shall be, made to any investment exchange (whether in the United States or otherwise) for permission to deal in, or for an official or other listing or quotation, in respect of the Notes.

11	Set-off

Payments of principal and interest in respect of the Notes shall be paid by the Company to the Noteholders in accordance with the Conditions without any deduction or withholding (whether in respect of any set-off, counterclaim or otherwise whatsoever) unless the deduction or withholding is required by law.

12	Variation

12.1	All or any of the rights for the time being attached to the Notes or other provisions of this Instrument may from time to time (whether or not the Company is being wound up) be altered or abrogated with the prior written consent of all of the Noteholders. Any such alteration or abrogation shall be effected by way of deed poll executed by the Company and expressed to be supplemental to this Instrument.

12.2	Modifications to this Instrument which are of a minor nature or made to correct a manifest error may be effected by way of deed poll executed by the Company and expressed to be supplemental to this Instrument.

12.3	The Company shall, within 25 Business Days of making any variation pursuant to this Clause 12, send to each Noteholder (or, in the case of joint holders, to the Noteholder named first in the Register) a copy of the deed poll (or other document) effecting the variation.

12.4	Any modification, alteration or abrogation made pursuant to Clause 12.1 or Clause 12.2 shall be binding on all the Noteholders.

13	Enforcement and third party rights

13.1	From and after the date of this Instrument, and for so long as any Notes are outstanding or any amount is payable or repayable by the Company in respect of the Notes, the Company undertakes to duly perform and observe its obligations under this Instrument

13.2	Except as expressly provided in Clause 13.3, a person who is not a party to this Instrument shall not have any rights to enforce any term of this Instrument.

13.3	This Instrument shall operate for the benefit of all Noteholders and each Noteholder shall be entitled to sue for the performance or observance of the provisions of this Instrument in their own right so far as their own holding of Notes is concerned.

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14	Notices

Any notice to be given to or by any Noteholder(s) for the purposes of this Instrument shall be given in accordance with the provisions of Paragraph 6 and Paragraph 7 of Part 3 of Schedule 2.

15	Governing law and jurisdiction

15.1	This Instrument and the Notes and any dispute or claim arising out of or in connection with any of them or their subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the laws of the State of New York, USA.

16	Dispute Resolution

16.1	Any dispute, controversy, difference or claim arising out of or relating to this Instrument, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (a “Dispute”) shall be referred to and finally resolved by arbitration administered by a tribunal (the “Tribunal”) under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) in force when the notice of arbitration is submitted.

16.2	The Tribunal shall consist of three (3) arbitrators (the “Arbitrators”) who shall be lawyers with experience in international contracts. Two of the Arbitrators shall be nominated by the respective parties in accordance with the ICC Rules and the third, who shall be the chairman of the Tribunal (the “Chairman”), by the two party-nominated Arbitrators within thirty (30) days of the last of their appointments. Save that, if either party should fail to nominate an Arbitrator within thirty (30) days of receiving written notice of the nomination of an Arbitrator by the other party, the second Arbitrator shall, at the written request of the party which has already made a nomination, be appointed forthwith by the International Chamber of Commerce. Likewise, if the party-nominated Arbitrators fail to make an agreed nomination for the Chairman within thirty (30) days of the last of their appointments, the Chairman shall, at the written request of either party, be appointed forthwith by the International Chamber of Commerce.

16.3	The seat of the arbitration shall be New York, New York, USA. The language of the arbitration shall be English. Any award of the arbitrator shall be final and binding from the day it is made, and the parties hereby waive any right to refer any question of law and any right of appeal on the law and/or merits to any court, but may seek enforcement of the award by such Tribunal in any court of competent jurisdiction. Nothing in this shall be construed as preventing either party from seeking conservatory, injunctive or similar interim relief in any court of competent jurisdiction in the event of a breach by a party of this Instrument.

16.4	Each Party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such party.

16.5	Each Party shall pay its own costs and expenses incurred in connection with arbitration.

16.6	When any Dispute occurs and when any Dispute is under arbitration, except for the matters in Dispute, the Parties shall continue to fulfil their respective obligations and shall be entitled to exercise their rights under this Instrument.

This Instrument has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

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SCHEDULE 1

Form of Certificate

Certificate No. 002

Date of Issue: 15 July 2024

Amount: US$482,465

Diginex Limited (Company No. 406606) US$10,000,000 FIXED RATE UNSECURED CONVERTIBLE LOAN NOTES 2024

Created and issued pursuant to a resolution of the board of directors of the Company passed on 15 July 2024.

THIS IS TO CERTIFY THAT Working Capital Innovation Fund II L.P. of 1991 Broadway, Suite 180, Redwood City, CA 94063 is the registered holder of US$482,465 of the US$10,000,000 fixed rate unsecured convertible loan notes 2024 constituted by an instrument entered into by the Company on 15 July 2024 (“Instrument”). Such Notes are issued with the benefit of and subject to the provisions contained in the Instrument and the Conditions endorsed on or annexed to this Certificate.

Notes:

1	The Notes are repayable and shall bear interest in accordance with the Conditions.

2	This Certificate must be surrendered to the Company before any transfer or repayment, whether of the whole or any part of the Notes comprised in it, can be registered or effected, or any new certificate issued in exchange.

3	Any change of address of the Noteholder(s) must be notified in writing signed by the Noteholder(s) to the Company at the Registered Office.

4	The Notes are non-transferable except with the Company’s prior written consent.

5	Words and expressions defined in the Instrument shall bear the same meaning in this Certificate and in the Conditions.

6	The Notes and any dispute or claim arising out of or in connection with any of them or their subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the laws of the State of New York, USA. The State of New York shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with the Notes or their subject matter or formation (including non-contractual disputes or claims).

7	A copy of the Instrument is available for inspection at the registered office of the Company.

8	This Certificate is governed by, and shall be construed in accordance with, the laws of the State of New York, USA.

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This Certificate has been executed as a deed and is delivered and takes effect on the date of issue stated at the beginning of it.

EXECUTED as a DEED by

Diginex Limited acting by

/s/ Mark Justin Blick
an authorised signatory, in the presence of:

Witness

Signature:	/s/ Paul Ewing

Name:	Paul Ewing

Address:	Flat 3B, Level 29 Ventris Place, 19-23 Ventris Road, Happy Valley
Hong Kong

Occupation:	CFO

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SCHEDULE 2

The Conditions

Part 1

Interest, repayment and redemption

1	Interest

1.1	Interest shall only be payable on any outstanding Notes at a rate of 8% per annum (“Interest Rate”).

1.2	Interest due under Paragraph 1.1 shall be payable on the earlier of a Conversion Event or the Redemption Date.

1.3	Interest, if payable, shall accrue daily at the Interest Rate and shall be calculated on the basis of a 365-day year and the actual number of days elapsed from the date of issue of the Notes to the Redemption Date.

1.4	If the Company fails to pay redemption monies when due, interest shall continue to accrue on the unpaid amount at rate of 4% above the Interest Rate.

2	Repayment of principal

As and when the Notes (or any part of them) are to be redeemed in accordance with Paragraph 4 of this Part 1 of Schedule 2, the Company shall pay the Noteholders the principal amount of the Notes (together with all accrued interest) which are to be redeemed.

3	Time of payment

Whenever any payment of principal (or otherwise) becomes due on a day which is not a Business Day, payment shall be made on the next following Business Day.

4	Redemption

4.1	The Notes then in issue (so far as not converted under Part 2 of this Schedule 2) shall be redeemed, in cash, at the principal amount together with interest on the Notes outstanding at the Interest Rate on:

(a)	the Maturity Date; or

(b)	30 Business Days following service of a notice (“Redemption Notice”) by the holders of a majority of the Notes then in issue (which must also include HBM IV, Inc. if then a holder of Notes), that the Company is in material breach of any of the terms of this Instrument and/or the Conditions (including as set out in this Part 1 of Schedule 2), provided that the Company has not, if capable of remedy, remedied such breach prior to that date, each a “Redemption Date”.

4.2	Within 10 Business Days of the Redemption Date, the Company shall repay to all relevant Noteholders the principal amount of the Notes so redeemed, together with interest on such Notes outstanding at the Interest Rate.

4.3	The Notes then in issue (so far as not converted under Part 2) may, with the consent of the holders of a majority of Notes (which must also include HBM IV, Inc. if then a holder of Notes) be redeemed at the principal amount at any time at the Company’s option. If the Company wishes to so redeem the Notes it shall give written notice of its intention to do so to the Noteholders. Provided that the Noteholders consent to such redemption, the Company shall, within five Business Days of receipt of such consent (or such other period as the Company and the Noteholder may agree), repay to the Noteholders the principal amount of the Notes so redeemed together with interest on the Notes outstanding at the Interest Rate.

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5	Events resulting in immediate redemption

The Notes then in issue shall be immediately redeemed at the principal amount, together with interest on the Notes outstanding at the Interest Rate, if:

5.1	an administration order is made in relation to the Company or any of its subsidiaries; or

5.2	an order is made, or an effective resolution is passed, for the winding-up, liquidation, administration or dissolution of the Company or any of its subsidiaries (except for the purpose of reorganisation or amalgamation of the Company or any of its subsidiaries); or

5.3	an encumbrancor takes possession or a receiver is appointed of the whole or the major part of the assets or undertaking of the Company or any of its subsidiaries or if distress, execution or other legal process is levied or enforced or sued out on or against the whole or the major part of the assets of the Company or any of its subsidiaries and is not discharged, paid out, withdrawn or removed within 15 Business Days; or

5.4	the Company or any of its subsidiaries stops (or threatens to stop) payment of its debts generally or ceases (or threatens to cease) to carry on its business or a substantial part of its business; or

5.5	the Company or any of its subsidiaries is deemed under the law of the State of New York, USA to be unable to pay its debts or compounds or proposes or enters into any reorganisation or special arrangement with its creditors generally; or

5.6	the Company is the subject of any occurrence analogous to those in Paragraphs 5.1 to 5.5 in any jurisdiction other than the State of New York.

6	Action following redemption

6.1	The Company shall give written notice to the Noteholders immediately on the Company becoming aware of the occurrence of an event specified in Paragraph 5, giving reasonable details of that event.

6.2	If, on redemption of a Note, a Noteholder fails to deliver the Certificate for it, or an indemnity for a lost Certificate in a form reasonably required by the Company or to accept payment of moneys due to him or her, the Company shall pay the moneys due to him or her into a bank account owned by the Company and not directly to the account of the Noteholder, which payment shall discharge the Company from all further obligations in respect of the Note until such time as the Noteholder delivers the Certificate for the Notes redeemed or an appropriate indemnity at which time the Company shall transfer the moneys from the account of the Company to an account of the Noteholder notified to the Company in writing.

6.3	The Company shall cancel any Notes repaid, redeemed or purchased and shall not reissue them.

7	Right to withhold

The Company may deduct from any principal amount or interest payable in accordance with the Conditions any tax or other amounts which the Company may be required by law to deduct.

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Part 2

Conversion

1	Conversion

1.1	Subject to the provisions of this Part 2, all outstanding Notes (and accrued interest thereon) shall automatically convert into the following fully paid Shares at the Conversion Price on the earlier of the following events:

(a)	Ordinary Shares on a Relevant Fund Raising; or

(b)	Ordinary Shares on a Change of Control; or

(c)	Ordinary Shares on Form F1 being declared effective or similar document of listing on a non US stock exchange.

1.2	If and when a Conversion Event is proposed, the Company shall give Noteholders not less than 5 Business Days’ prior written notice of the proposed Conversion Event specifying (to the best of its knowledge) the terms and prospective date of the Conversion Event (a “Conversion Notice”). Together with the Conversion Notice, the Company shall provide the Noteholders with a draft of the Investment Agreement to be entered into by the Noteholders on completion of a Conversion Event under this Part 2.

1.3	If the Company has given Conversion Notice to Noteholders of a proposed Conversion Event (as required by Paragraph 1.2), and it becomes apparent to the Company that the Conversion Event is not after all to take effect, the Company shall give notice to the Noteholders to that effect.

1.4	The service of a Conversion Notice shall be irrevocable and subject only to the Conversion Event taking place. If the Conversion Event does not take place within 45 Business Days of the date of the Conversion Notice, then the Conversion Notice shall automatically be deemed to have been revoked and the Company shall give Noteholders further written notice of any subsequent proposed Conversion Event to which the provisions of Paragraph 1 of this Part 2 of Schedule 2 shall then apply.

1.5	Any conversion of the Notes under this Part 2 shall be conditional on the relevant Noteholder entering into the Investment Agreement on the Conversion Date. If any Noteholder fails to enter into the Investment Agreement by 5:00 p.m. (GMT) on the Conversion Date, that Noteholder shall be deemed to have appointed any person nominated for the purpose by the Company to be their agent and attorney to enter into the Investment Agreement on behalf of that Noteholder.

2	Procedures on Conversion

2.1	On the Conversion Date, the Directors shall convert the principal amount of the Notes into such number of new fully paid Ordinary Shares or Preferred Shares (as the case may be) at such price as set out in Paragraph 1 of this Part 2 of Schedule 2 (as applicable) and in accordance with the following provisions of Paragraph 2.2 to Paragraph 2.6 (inclusive).

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2.2	Conversion of the Notes shall be effected by the Company redeeming the relevant Notes on the Conversion Date. Each Noteholder whose Notes are being converted shall be deemed to irrevocably authorise and instruct the Company to apply the redemption moneys payable to that Noteholder together with interest on the Notes outstanding at the Conversion Date (at the Interest Rate) in subscribing for Shares on conversion of the Notes.

2.3	Shares arising on conversion of the Notes shall be issued and allotted by the Company on the Conversion Date and the certificates for such Shares shall be despatched to the persons entitled to them at their own risk.

2.4	The Shares arising on conversion of the Notes shall be credited as fully paid and rank pari passu with Shares of the same class in issue on the Conversion Date and shall carry the right to receive all dividends and other distributions declared after the Conversion Date.

2.5	The entitlement of each Noteholder to a fraction of a Share shall be rounded down to the nearest whole number of Shares which result from the conversion of the Notes.

2.6	The Company undertakes that, while the Notes remain in issue, it shall (pending either the payment of any redemption moneys in respect of the Notes or the issue of the Shares on conversion, each in accordance with the provisions of this Instrument):

(a)	not alter the Articles in any way which would adversely affect the rights of the Noteholders without the prior sanction of the holders of not less than three quarters of the Notes then in issue (which must also include HBM IV, Inc. if it is then a holder of Notes);

(b)	maintain sufficient shareholder authority to satisfy in full, without the need for the passing of any further resolutions of its shareholders, the most onerous of the outstanding rights of conversion for the time being attaching to the Notes, without first having to offer the same to any existing shareholders of the Company or any other person; and

(c)	not proceed with a Relevant Fund Raising without first obtaining sufficient shareholder authority to satisfy in full, without the need for the passing of any further resolutions of its shareholders, the outstanding rights of conversion for the time being attaching to the Notes, without first having to offer the same to any existing shareholders of the Company or any other person. The Notes cannot be converted under this Part 2 of Schedule 2 until such authority is obtained.

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Part 3

Transfer provisions and other matters

1	The Company shall recognise the registered holder of any Notes as set out in the Register of Noteholders as the absolute owner of them and shall not (except as provided by statute or as ordered by a court of competent jurisdiction) be bound to take notice or see to the execution of any trust (whether express, implied or constructive) to which any Note may be subject. The Company shall not (except as provided by statute or as ordered by a court of competent jurisdiction) be bound to enter any notice of any trust (whether express, implied or constructive) on the register in respect of any of the Notes.

2	No Noteholder shall be entitled to transfer any of the Notes without the prior written consent of the Company.

3	Payment of the principal amount and all accrued interest on the Notes may be made by cheque made payable to, or by bank transfer to an account nominated for the purpose to the Company in writing by, the registered holder or, in the case of joint registered holders, to the one who is first-named on the register, or to such person or persons as the registered holder or all the joint registered holders may in writing direct and sent to the registered holder or in the case of joint registered holders to that one of the joint registered holders who is first-named on the register or to such address as the registered holder or joint registered holders may in writing direct. Cheques may be sent through the post at the risk of the registered holder or jointly registered holders and payment of any such cheque by the bankers on whom it is drawn, or a bank transfer to the relevant account, shall be good discharge to the Company.

4	If more than one person is entered in the register as joint holders of any Notes then, without prejudice to Paragraph 3 of this Part 3 of Schedule 2, the receipt of any one of such holders for any moneys payable on or in respect of the Notes shall be as effective a discharge to the Company or other person making the payment as if the person signing such receipt were the sole registered holder of such Notes.

5	If any Certificate is worn out or defaced then, on production of it to the Directors, they may cancel it and may issue a fresh Certificate in lieu. If any Certificate is lost or destroyed it may be replaced on such terms (if any) as to evidence and indemnity as the Company may reasonably require. An entry recording the issue of the new Certificate and indemnity (if any) shall be made in the register. No fee shall be charged for the registration of any transfer or for the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other documents relating to or effecting title to any Notes.

6	Any notice or other document required to be given under this Instrument shall be in writing and may be given to or served on any Noteholder by sending it by first-class post in a prepaid envelope addressed to such Noteholder at their registered address. In the case of joint Noteholders, a notice given to, or document served on, the Noteholder whose name stands first in the register in respect of such Notes shall be sufficient notice to, or service on, all the joint holders. Any such notice sent or document served by first-class post shall be deemed to have been given or served 48 hours or 96 hours in the case of a notice or document sent to an address for a Noteholder not in the Cayman Islands after the time when it is posted and in proving such notice or service, it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, stamped and posted.

7	Any notice or other document delivered or sent by post to, or left at, the registered address of any Noteholder in pursuance of these provisions shall, notwithstanding that such Noteholder is then dead or bankrupt or in liquidation, and whether or not the Company has notice of their death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any Notes registered in the name of such Noteholder as sole or first-named joint holder unless their name shall at the time of the service of the notice or document have been removed from the register as the holder of the Notes, and such service shall for all purposes be deemed sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him or her) in the Notes.

8	A copy of this Instrument shall be kept at the Company’s registered office. A Noteholder (and any person authorised by a Noteholder) may inspect that copy of the Instrument at all reasonable times during office hours.

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SIGNATURE PAGE

EXECUTED as a DEED by

Diginex Limited acting by

/s/ Mark Justin Blick
an authorised signatory, in the presence of:

Witness

Signature:	/s/ Paul Ewing

Name:	Paul Ewing

Address:	Flat 3B, Level 29 Ventris Place, 19-23 Ventris Road, Happy Valley
Hong Kong

Occupation:	CFO

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Dated [ 15 July 2024 ]

Diginex Limited

CONVERTIBLE LOAN NOTE INSTRUMENT

CONTENTS

Background		2
1	Definitions and interpretation	2
2	Amount and description of notes	6
3	Status of notes	6
4	Use of Proceeds	6
5	Repayment of Notes	6
6	Interest	6
7	Conversion	7
8	Certificates	7
9	The Register	7
10	Notes not to be quoted	8
11	Set-off	8
12	Variation	8
13	Enforcement and third party rights	8
14	Notices	9
15	Governing law and jurisdiction	9
Schedule 1		10
Schedule 2		12

1

THIS INSTRUMENT IS DATED 15 July 2024

BETWEEN

Diginex Limited, an exempted company incorporated under the laws of the Cayman Islands with company registration number 406606 and whose registered office is at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Company).

Background

Pursuant to a resolution of the board of Directors of the Company passed on or about the same date as this Instrument the Company has agreed to create US$10,000,000.00 unsecured fixed rate convertible loan notes.

1	Definitions and interpretation

1.1	The definitions and rules of interpretation in this Clause apply in this Instrument.

“Articles”	the articles of association of the Company, as amended or superseded from time to time;

“Business Day”	a day other than a Saturday, Sunday or public holiday in Cayman Islands, New York and Hong Kong when banks are open for business;

“Certificate”	a certificate for Notes in the form (or substantially in the form) set out in Schedule 1;

“Change of Control”	the acquisition of control (greater than 50% of the voting rights) of the Company by any person or persons acting together (but excluding any group restructuring which involves the person(s) that have control of the Company immediately prior to that group restructuring retaining control, indirectly, immediately following completion of that group restructuring;

“Conditions” the	conditions attaching to the Notes, as set out in Schedule 2 (as amended from time to time in accordance with this Instrument);

“Conversion Date”	in the case of a conversion under:

(a)	Paragraph 1.1(a) of Part 2 of Schedule 2, simultaneously with the completion of the Relevant Fund Raising;
(b)	Paragraph 1.1(b) of Part 2 of Schedule 2, immediately on a Change of Control occurring; or
(c)	Paragraph 1.1(c) of Part 2 of Schedule 2, immediately upon the Company’s registration statement on Form F-1 filed with the United States Securities and Exchange Commission, in case of Listing on Nasdaq Capital Market, or a similar document, in case of Listing on another recognised stock exchange or other form of Listing, being declared effective.

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“Conversion Event”	all or any of the events listed in Paragraph 1.1 of Part 2 of Schedule 2;

“Conversion Notice”	a notice in writing by the Company to the Noteholders to convert all of the outstanding Notes;

“Conversion Price”	(a)	on a Relevant Fund Raising, a price per Ordinary Share equal to the Discount Rate on Fundraise; or
	(b)	on a Change of Control, a price per Ordinary Share equal to the Discount Rate on Change of Control; or
	(c)	on a Listing, a price per Ordinary Share equal to the Discount Rate on Listing.

“Directors”	the board of directors of the Company, or a duly authorised committee of that board, for the time being;

“Discount Rate on a Change of Control”	the lower of:

(a)	a 20% discount to the lowest price per Ordinary Share to be paid or returned on a Change of Control; and
(b)	the Valuation Cap Price;

“Discount Rate on Fundraise”	the lower of:

(a)	a 20% discount to the lowest price paid per Ordinary Share by any investor on a Relevant Fund Raise; and
(b)	the Valuation Cap Price;

“Discount Rate on Listing”	the lower of:

(a)	a 20% discount to the value per Ordinary Share immediately prior to the Listing (or to the value of any placing carried out as part of the Listing); and
(b)	the Valuation Cap Price;

“Event of Default”	any of the events set out in Paragraph 5 of Part 1 of Schedule 2;

“Investment Agreement”	the shareholders agreement entered into, inter alia, by the Company and certain holders of Shares on 15 July 2024 as such agreement may subsequently be amended, supplemented, superseded or replaced from time to time with the agreement or consent of the parties to it;

“Listing”	means an initial public offering, a direct listing or any other form of listing of the Shares on an internationally recognized stock exchange (including the New York Stock Exchange, Nasdaq Capital Market, Hong Kong Stock Exchange) or such other reputable stock exchange approved by the Board (including the affirmative vote of the preferred director of the Company);

“Maturity Date”	2 July 2025;

“Notes”	up to US$10,000,000.00 unsecured convertible loan notes 2024 constituted by this Instrument or, as the case may be, the principal amount of such loan notes for the time being issued and outstanding, and “principal amount” shall be construed accordingly;

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“Noteholder”	a person for the time being entered in the Register as holder of any Notes;

“Ordinary Shares”	the ordinary shares with a par value of US$0.0001 each of the Company;

“Preferred Shares”	the preferred shares with a par value of US$0.0001 each of the Company;

“Pre-Money Valuation”	the valuation of the Company immediately prior to completion of a Relevant Fund Raising on a fully diluted basis, where “fully diluted” assumes the issue of all Shares capable of being issued by the Company pursuant to any outstanding rights to subscribe for, or convert any security into, Shares as if all those outstanding rights had been exercised in full (including all outstanding warrants, convertible loan notes, advance subscriptions and all other convertible or exercisable securities then outstanding, save for the conversion of the Notes);

“Redemption Date”	has the meaning given in Paragraph 4.1 of Part 1 of Schedule 2;

“Redemption Notice”	has the meaning given in Paragraph 4.1(b) of Part 1 of Schedule 2;

“Register”	a register of Noteholders referred to in, and kept and maintained in accordance with, Clause 9;

“Registered Office”	the registered office of the Company from time to time;

“Relevant Fund Raising”	the raising of capital by the Company of US$10,000,000 or more via the issue of Shares to any person(s) (excluding any Notes to be converted into Shares);

“Shares”	the shares in the capital of the Company in issue from time to time; and

“Valuation Cap Price”	means such price per Share as would give a Pre-Money Valuation of the Company at the Conversion Date of US$60,000,000.

1.2	Clause, Schedule and Paragraph headings shall not affect the interpretation of this Instrument.

1.3	References to Clauses and Schedules are to the Clauses of and Schedules to this Instrument and references to Paragraphs are to Paragraphs of the relevant Schedule.

1.4	The Schedules (including, for the avoidance of doubt, the Conditions) form part of this Instrument and shall have effect as if set out in full in the body of this Instrument. Any reference to this Instrument includes the Schedules.

1.5	A reference to “this Instrument”, “the Conditions” or to any other agreement or document referred to in this Instrument or the Conditions is a reference to this Instrument (which shall include the Conditions), the Conditions or such other agreement or document as varied or novated in accordance with their terms from time to time.

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1.6	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.7	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.8	A “person” includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person’s personal representatives, successors and permitted assigns.

1.9	A reference to a “company” shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.10	A reference to “writing” or “written” includes email but not fax (unless otherwise expressly provided in this Instrument).

1.11	Any words following the terms “including”, “include”, “in particular”, “for example” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.12	Where the context permits, “other” and “otherwise” are illustrative and shall not limit the sense of the words preceding them.

1.13	A reference to legislation or a legislative provision is a reference to it as amended, extended or re-enacted from time to time.

1.14	A reference to legislation or a legislative provision shall include all subordinate legislation made from time to time under that legislation or legislative provision.

1.15	Any obligation on a person not to do something includes an obligation not to allow that thing to be done.

1.16	A reference in this Instrument to:

(a)	any Notes being “outstanding” means such Notes as are in issue, not redeemed, not converted and not cancelled at the relevant time;

(b)	the “assets” of any person shall be construed as a reference to all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital;

(c)	“indebtedness” shall be construed as a reference to any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

(d)	“repayment” includes redemption and vice versa and the words “repay”, “redeem”, “repayable”, “redeemed” and “repaid” shall be construed accordingly;

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(e)	“US dollars” and the sign “US$” means dollars in the lawful currency of the United States of America; and

(f)	“tax” shall be construed so as to include any present and future tax, levy, impost, deduction, withholding, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

1.17	Unless the context otherwise requires, a reference to the “Notes” includes a reference to all and/or any of the Notes.

2	Amount and description of notes

2.1	The aggregate principal amount of the Notes is limited to US$10,000,000.00.

2.2	The Notes shall be known as 8% fixed rate unsecured convertible loan notes 2024 and shall be issued by the Company in integral multiples of US$100,000.00.

3	Status of notes

3.1	The Notes when issued and outstanding shall rank pari passu, equally and rateably, without discrimination or preference among themselves and as unsecured obligations of the Company.

3.2	The Notes shall be issued and held subject to and with the benefit of the provisions of this Instrument (including the Conditions). All such provisions shall be binding on the Company and the Noteholders and all persons claiming through or under them respectively and shall enure for the benefit of all Noteholders.

4	Use of Proceeds

The proceeds of all subscriptions for the Notes shall be used to fund the Company’s working capital and capital expenditure requirements for the time being.

5	Repayment of Notes

5.1	The Notes shall be repaid in accordance with Part 1 of Schedule 2.

5.2	All Notes repaid by the Company shall be automatically and immediately cancelled and shall not be reissued.

6	Interest

Until the Notes are repaid by the Company or converted into Shares, in each case in accordance with the provisions of this Instrument, interest shall accrue and be paid on the principal amount of the Notes outstanding at the rate and in the manner provided in Part 1 of Schedule 2.

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7	Conversion

The Company hereby agrees that the Notes shall be convertible into Ordinary Shares in the manner set out in Part 2 of Schedule 2 and the Company undertakes to issue such Ordinary Shares to each Noteholder in the manner set out in Part 2 of Schedule 2.

8	Certificates

8.1	Each Noteholder (or the joint holders of any Notes) shall be entitled to receive, without charge, one Certificate for the Notes registered in their names.

8.2	Where any Notes are held jointly, the Company shall not be bound to issue more than one Certificate in respect of such Notes and delivery of a Certificate to the person who is first named in the Register as Noteholder shall be sufficient delivery to all joint holders of such Notes.

8.3	Each Certificate shall:

(a)	bear a denoting number;

(b)	be issued and executed by the Company as a deed in the form (or substantially in the form) set out in Schedule 1; and

(c)	have the Conditions endorsed on or attached to it.

8.4	In the case of repayment or transfer of part only of a Noteholder’s Notes, the Certificate(s) in respect of such Notes shall be either:

(a)	endorsed with a memorandum of the nominal amount of the Notes so redeemed or transferred and the date of such repayment or transfer; or

(b)	cancelled and (without charge) replaced by a new Certificate for the balance of the principal amount of the Notes not then repaid or transferred.

9	The Register

9.1	The Company shall keep and maintain the Register at such place as the Company may from time to time appoint for this purpose and notify to the Noteholders.

9.2	There shall be entered in the Register:

(a)	the names and addresses of the Noteholders for the time being;

(b)	the principal amount of the Notes held by each Noteholder;

(c)	the date of issue of each of the Notes and the date on which the name of each Noteholder is entered in the Register in respect of the Notes registered in their name;

(d)	the serial number of each Certificate issued and the date of its issue; and

(e)	the date(s) of all transfers and changes of ownership of any of the Notes.

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9.3	The Company shall promptly amend the Register to record any change to the name or address of a Noteholder that is notified in writing to the Company by that Noteholder.

9.4	The Noteholders or any of them, or any person authorised by a Noteholder, shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of or extracts from it or any part of it.

9.5	Every Noteholder shall be recognised by the Company as entitled to their Notes free from any equity, set-off or cross-claim against the original or an intermediate holder of such Notes.

10	Notes not to be quoted

No application has been, or shall be, made to any investment exchange (whether in the United States or otherwise) for permission to deal in, or for an official or other listing or quotation, in respect of the Notes.

11	Set-off

Payments of principal and interest in respect of the Notes shall be paid by the Company to the Noteholders in accordance with the Conditions without any deduction or withholding (whether in respect of any set-off, counterclaim or otherwise whatsoever) unless the deduction or withholding is required by law.

12	Variation

12.1	All or any of the rights for the time being attached to the Notes or other provisions of this Instrument may from time to time (whether or not the Company is being wound up) be altered or abrogated with the prior written consent of all of the Noteholders. Any such alteration or abrogation shall be effected by way of deed poll executed by the Company and expressed to be supplemental to this Instrument.

12.2	Modifications to this Instrument which are of a minor nature or made to correct a manifest error may be effected by way of deed poll executed by the Company and expressed to be supplemental to this Instrument.

12.3	The Company shall, within 25 Business Days of making any variation pursuant to this Clause 12, send to each Noteholder (or, in the case of joint holders, to the Noteholder named first in the Register) a copy of the deed poll (or other document) effecting the variation.

12.4	Any modification, alteration or abrogation made pursuant to Clause 12.1 or Clause 12.2 shall be binding on all the Noteholders.

13	Enforcement and third party rights

13.1	From and after the date of this Instrument, and for so long as any Notes are outstanding or any amount is payable or repayable by the Company in respect of the Notes, the Company undertakes to duly perform and observe its obligations under this Instrument

13.2	Except as expressly provided in Clause 13.3, a person who is not a party to this Instrument shall not have any rights to enforce any term of this Instrument.

13.3	This Instrument shall operate for the benefit of all Noteholders and each Noteholder shall be entitled to sue for the performance or observance of the provisions of this Instrument in their own right so far as their own holding of Notes is concerned.

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14	Notices

Any notice to be given to or by any Noteholder(s) for the purposes of this Instrument shall be given in accordance with the provisions of Paragraph 6 and Paragraph 7 of Part 3 of Schedule 2.

15	Governing law and jurisdiction

15.1	This Instrument and the Notes and any dispute or claim arising out of or in connection with any of them or their subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the laws of the State of New York, USA.

16	Dispute Resolution

16.1	Any dispute, controversy, difference or claim arising out of or relating to this Instrument, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (a “Dispute”) shall be referred to and finally resolved by arbitration administered by a tribunal (the “Tribunal”) under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) in force when the notice of arbitration is submitted.

16.2	The Tribunal shall consist of three (3) arbitrators (the “Arbitrators”) who shall be lawyers with experience in international contracts. Two of the Arbitrators shall be nominated by the respective parties in accordance with the ICC Rules and the third, who shall be the chairman of the Tribunal (the “Chairman”), by the two party-nominated Arbitrators within thirty (30) days of the last of their appointments. Save that, if either party should fail to nominate an Arbitrator within thirty (30) days of receiving written notice of the nomination of an Arbitrator by the other party, the second Arbitrator shall, at the written request of the party which has already made a nomination, be appointed forthwith by the International Chamber of Commerce. Likewise, if the party-nominated Arbitrators fail to make an agreed nomination for the Chairman within thirty (30) days of the last of their appointments, the Chairman shall, at the written request of either party, be appointed forthwith by the International Chamber of Commerce.

16.3	The seat of the arbitration shall be New York, New York, USA. The language of the arbitration shall be English. Any award of the arbitrator shall be final and binding from the day it is made, and the parties hereby waive any right to refer any question of law and any right of appeal on the law and/or merits to any court, but may seek enforcement of the award by such Tribunal in any court of competent jurisdiction. Nothing in this shall be construed as preventing either party from seeking conservatory, injunctive or similar interim relief in any court of competent jurisdiction in the event of a breach by a party of this Instrument.

16.4	Each Party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such party.

16.5	Each Party shall pay its own costs and expenses incurred in connection with arbitration.

16.6	When any Dispute occurs and when any Dispute is under arbitration, except for the matters in Dispute, the Parties shall continue to fulfil their respective obligations and shall be entitled to exercise their rights under this Instrument.

This Instrument has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

9

SCHEDULE 1

Form of Certificate

Certificate No.   003

Date of Issue: 15 July 2024

Amount: US$100,000

Diginex Limited (Company No. 406606) US$10,000,000 FIXED RATE UNSECURED CONVERTIBLE LOAN NOTES 2024

Created and issued pursuant to a resolution of the board of directors of the Company passed on 15 July 2024.

THIS IS TO CERTIFY THAT Working Capital Innovation Fund II L.P. of 1991 Broadway, Suite 180, Redwood City, CA 94063 is the registered holder of US$100,000 of the US$10,000,000 fixed rate unsecured convertible loan notes 2024 constituted by an instrument entered into by the Company on 15 July 2024 (“Instrument”). Such Notes are issued with the benefit of and subject to the provisions contained in the Instrument and the Conditions endorsed on or annexed to this Certificate.

Notes:

1	The Notes are repayable and shall bear interest in accordance with the Conditions.

2	This Certificate must be surrendered to the Company before any transfer or repayment, whether of the whole or any part of the Notes comprised in it, can be registered or effected, or any new certificate issued in exchange.

3	Any change of address of the Noteholder(s) must be notified in writing signed by the Noteholder(s) to the Company at the Registered Office.

4	The Notes are non-transferable except with the Company’s prior written consent.

5	Words and expressions defined in the Instrument shall bear the same meaning in this Certificate and in the Conditions.

6	The Notes and any dispute or claim arising out of or in connection with any of them or their subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the laws of the State of New York, USA. The State of New York shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with the Notes or their subject matter or formation (including non-contractual disputes or claims).

7	A copy of the Instrument is available for inspection at the registered office of the Company.

8	This Certificate is governed by, and shall be construed in accordance with, the laws of the State of New York, USA.

10

This Certificate has been executed as a deed and is delivered and takes effect on the date of issue stated at the beginning of it.

EXECUTED as a DEED by

Diginex Limited acting by

/s/ Mark Justin Blick
an authorised signatory, in the presence of:

Witness

Signature:	/s/ Paul Ewing

Name:	Paul Ewing

Address:	Flat 3B, Level 29 Ventris Place, 19-23 Ventris Road, Happy Valley
Hong Kong

Occupation:	CFO

11

SCHEDULE 2

The Conditions

Part 1

Interest, repayment and redemption

1	Interest

1.1	Interest shall only be payable on any outstanding Notes at a rate of 8% per annum (“Interest Rate”).

1.2	Interest due under Paragraph 1.1 shall be payable on the earlier of a Conversion Event or the Redemption Date.

1.3	Interest, if payable, shall accrue daily at the Interest Rate and shall be calculated on the basis of a 365-day year and the actual number of days elapsed from the date of issue of the Notes to the Redemption Date.

1.4	If the Company fails to pay redemption monies when due, interest shall continue to accrue on the unpaid amount at rate of 4% above the Interest Rate.

2	Repayment of principal

As and when the Notes (or any part of them) are to be redeemed in accordance with Paragraph 4 of this Part 1 of Schedule 2, the Company shall pay the Noteholders the principal amount of the Notes (together with all accrued interest) which are to be redeemed.

3	Time of payment

Whenever any payment of principal (or otherwise) becomes due on a day which is not a Business Day, payment shall be made on the next following Business Day.

4	Redemption

4.1	The Notes then in issue (so far as not converted under Part 2 of this Schedule 2) shall be redeemed, in cash, at the principal amount together with interest on the Notes outstanding at the Interest Rate on:

(a)	the Maturity Date; or

(b)	30 Business Days following service of a notice (“Redemption Notice”) by the holders of a majority of the Notes then in issue (which must also include HBM IV, Inc. if then a holder of Notes), that the Company is in material breach of any of the terms of this Instrument and/or the Conditions (including as set out in this Part 1 of Schedule 2), provided that the Company has not, if capable of remedy, remedied such breach prior to that date, each a “Redemption Date”.

4.2	Within 10 Business Days of the Redemption Date, the Company shall repay to all relevant Noteholders the principal amount of the Notes so redeemed, together with interest on such Notes outstanding at the Interest Rate.

4.3	The Notes then in issue (so far as not converted under Part 2) may, with the consent of the holders of a majority of Notes (which must also include HBM IV, Inc. if then a holder of Notes) be redeemed at the principal amount at any time at the Company’s option. If the Company wishes to so redeem the Notes it shall give written notice of its intention to do so to the Noteholders. Provided that the Noteholders consent to such redemption, the Company shall, within five Business Days of receipt of such consent (or such other period as the Company and the Noteholder may agree), repay to the Noteholders the principal amount of the Notes so redeemed together with interest on the Notes outstanding at the Interest Rate.

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5	Events resulting in immediate redemption

The Notes then in issue shall be immediately redeemed at the principal amount, together with interest on the Notes outstanding at the Interest Rate, if:

5.1	an administration order is made in relation to the Company or any of its subsidiaries; or

5.2	an order is made, or an effective resolution is passed, for the winding-up, liquidation, administration or dissolution of the Company or any of its subsidiaries (except for the purpose of reorganisation or amalgamation of the Company or any of its subsidiaries); or

5.3	an encumbrancor takes possession or a receiver is appointed of the whole or the major part of the assets or undertaking of the Company or any of its subsidiaries or if distress, execution or other legal process is levied or enforced or sued out on or against the whole or the major part of the assets of the Company or any of its subsidiaries and is not discharged, paid out, withdrawn or removed within 15 Business Days; or

5.4	the Company or any of its subsidiaries stops (or threatens to stop) payment of its debts generally or ceases (or threatens to cease) to carry on its business or a substantial part of its business; or

5.5	the Company or any of its subsidiaries is deemed under the law of the State of New York, USA to be unable to pay its debts or compounds or proposes or enters into any reorganisation or special arrangement with its creditors generally; or

5.6	the Company is the subject of any occurrence analogous to those in Paragraphs 5.1 to 5.5 in any jurisdiction other than the State of New York.

6	Action following redemption

6.1	The Company shall give written notice to the Noteholders immediately on the Company becoming aware of the occurrence of an event specified in Paragraph 5, giving reasonable details of that event.

6.2	If, on redemption of a Note, a Noteholder fails to deliver the Certificate for it, or an indemnity for a lost Certificate in a form reasonably required by the Company or to accept payment of moneys due to him or her, the Company shall pay the moneys due to him or her into a bank account owned by the Company and not directly to the account of the Noteholder, which payment shall discharge the Company from all further obligations in respect of the Note until such time as the Noteholder delivers the Certificate for the Notes redeemed or an appropriate indemnity at which time the Company shall transfer the moneys from the account of the Company to an account of the Noteholder notified to the Company in writing.

6.3	The Company shall cancel any Notes repaid, redeemed or purchased and shall not reissue them.

7	Right to withhold

The Company may deduct from any principal amount or interest payable in accordance with the Conditions any tax or other amounts which the Company may be required by law to deduct.

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Part 2

Conversion

1	Conversion

1.1	Subject to the provisions of this Part 2, all outstanding Notes (and accrued interest thereon) shall automatically convert into the following fully paid Shares at the Conversion Price on the earlier of the following events:

(a)	Ordinary Shares on a Relevant Fund Raising; or

(b)	Ordinary Shares on a Change of Control; or

(c)	Ordinary Shares on Form F1 being declared effective or similar document of listing on a non US stock exchange.

1.2	If and when a Conversion Event is proposed, the Company shall give Noteholders not less than 5 Business Days’ prior written notice of the proposed Conversion Event specifying (to the best of its knowledge) the terms and prospective date of the Conversion Event (a “Conversion Notice”). Together with the Conversion Notice, the Company shall provide the Noteholders with a draft of the Investment Agreement to be entered into by the Noteholders on completion of a Conversion Event under this Part 2.

1.3	If the Company has given Conversion Notice to Noteholders of a proposed Conversion Event (as required by Paragraph 1.2), and it becomes apparent to the Company that the Conversion Event is not after all to take effect, the Company shall give notice to the Noteholders to that effect.

1.4	The service of a Conversion Notice shall be irrevocable and subject only to the Conversion Event taking place. If the Conversion Event does not take place within 45 Business Days of the date of the Conversion Notice, then the Conversion Notice shall automatically be deemed to have been revoked and the Company shall give Noteholders further written notice of any subsequent proposed Conversion Event to which the provisions of Paragraph 1 of this Part 2 of Schedule 2 shall then apply.

1.5	Any conversion of the Notes under this Part 2 shall be conditional on the relevant Noteholder entering into the Investment Agreement on the Conversion Date. If any Noteholder fails to enter into the Investment Agreement by 5:00 p.m. (GMT) on the Conversion Date, that Noteholder shall be deemed to have appointed any person nominated for the purpose by the Company to be their agent and attorney to enter into the Investment Agreement on behalf of that Noteholder.

2	Procedures on Conversion

2.1	On the Conversion Date, the Directors shall convert the principal amount of the Notes into such number of new fully paid Ordinary Shares or Preferred Shares (as the case may be) at such price as set out in Paragraph 1 of this Part 2 of Schedule 2 (as applicable) and in accordance with the following provisions of Paragraph 2.2 to Paragraph 2.6 (inclusive).

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2.2	Conversion of the Notes shall be effected by the Company redeeming the relevant Notes on the Conversion Date. Each Noteholder whose Notes are being converted shall be deemed to irrevocably authorise and instruct the Company to apply the redemption moneys payable to that Noteholder together with interest on the Notes outstanding at the Conversion Date (at the Interest Rate) in subscribing for Shares on conversion of the Notes.

2.3	Shares arising on conversion of the Notes shall be issued and allotted by the Company on the Conversion Date and the certificates for such Shares shall be despatched to the persons entitled to them at their own risk.

2.4	The Shares arising on conversion of the Notes shall be credited as fully paid and rank pari passu with Shares of the same class in issue on the Conversion Date and shall carry the right to receive all dividends and other distributions declared after the Conversion Date.

2.5	The entitlement of each Noteholder to a fraction of a Share shall be rounded down to the nearest whole number of Shares which result from the conversion of the Notes.

2.6	The Company undertakes that, while the Notes remain in issue, it shall (pending either the payment of any redemption moneys in respect of the Notes or the issue of the Shares on conversion, each in accordance with the provisions of this Instrument):

(a)	not alter the Articles in any way which would adversely affect the rights of the Noteholders without the prior sanction of the holders of not less than three quarters of the Notes then in issue (which must also include HBM IV, Inc. if it is then a holder of Notes);

(b)	maintain sufficient shareholder authority to satisfy in full, without the need for the passing of any further resolutions of its shareholders, the most onerous of the outstanding rights of conversion for the time being attaching to the Notes, without first having to offer the same to any existing shareholders of the Company or any other person; and

(c)	not proceed with a Relevant Fund Raising without first obtaining sufficient shareholder authority to satisfy in full, without the need for the passing of any further resolutions of its shareholders, the outstanding rights of conversion for the time being attaching to the Notes, without first having to offer the same to any existing shareholders of the Company or any other person. The Notes cannot be converted under this Part 2 of Schedule 2 until such authority is obtained.

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Part 3

Transfer provisions and other matters

1	The Company shall recognise the registered holder of any Notes as set out in the Register of Noteholders as the absolute owner of them and shall not (except as provided by statute or as ordered by a court of competent jurisdiction) be bound to take notice or see to the execution of any trust (whether express, implied or constructive) to which any Note may be subject. The Company shall not (except as provided by statute or as ordered by a court of competent jurisdiction) be bound to enter any notice of any trust (whether express, implied or constructive) on the register in respect of any of the Notes.

2	No Noteholder shall be entitled to transfer any of the Notes without the prior written consent of the Company.

3	Payment of the principal amount and all accrued interest on the Notes may be made by cheque made payable to, or by bank transfer to an account nominated for the purpose to the Company in writing by, the registered holder or, in the case of joint registered holders, to the one who is first-named on the register, or to such person or persons as the registered holder or all the joint registered holders may in writing direct and sent to the registered holder or in the case of joint registered holders to that one of the joint registered holders who is first-named on the register or to such address as the registered holder or joint registered holders may in writing direct. Cheques may be sent through the post at the risk of the registered holder or jointly registered holders and payment of any such cheque by the bankers on whom it is drawn, or a bank transfer to the relevant account, shall be good discharge to the Company.

4	If more than one person is entered in the register as joint holders of any Notes then, without prejudice to Paragraph 3 of this Part 3 of Schedule 2, the receipt of any one of such holders for any moneys payable on or in respect of the Notes shall be as effective a discharge to the Company or other person making the payment as if the person signing such receipt were the sole registered holder of such Notes.

5	If any Certificate is worn out or defaced then, on production of it to the Directors, they may cancel it and may issue a fresh Certificate in lieu. If any Certificate is lost or destroyed it may be replaced on such terms (if any) as to evidence and indemnity as the Company may reasonably require. An entry recording the issue of the new Certificate and indemnity (if any) shall be made in the register. No fee shall be charged for the registration of any transfer or for the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other documents relating to or effecting title to any Notes.

6	Any notice or other document required to be given under this Instrument shall be in writing and may be given to or served on any Noteholder by sending it by first-class post in a prepaid envelope addressed to such Noteholder at their registered address. In the case of joint Noteholders, a notice given to, or document served on, the Noteholder whose name stands first in the register in respect of such Notes shall be sufficient notice to, or service on, all the joint holders. Any such notice sent or document served by first-class post shall be deemed to have been given or served 48 hours or 96 hours in the case of a notice or document sent to an address for a Noteholder not in the Cayman Islands after the time when it is posted and in proving such notice or service, it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, stamped and posted.

7	Any notice or other document delivered or sent by post to, or left at, the registered address of any Noteholder in pursuance of these provisions shall, notwithstanding that such Noteholder is then dead or bankrupt or in liquidation, and whether or not the Company has notice of their death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any Notes registered in the name of such Noteholder as sole or first-named joint holder unless their name shall at the time of the service of the notice or document have been removed from the register as the holder of the Notes, and such service shall for all purposes be deemed sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him or her) in the Notes.

8	A copy of this Instrument shall be kept at the Company’s registered office. A Noteholder (and any person authorised by a Noteholder) may inspect that copy of the Instrument at all reasonable times during office hours.

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SIGNATURE PAGE

EXECUTED as a DEED by

Diginex Limited acting by

/s/ Mark Justin Blick
an authorised signatory, in the presence of:

Witness

Signature:	/s/ Paul Ewing

Name:	Paul Ewing

Address:	Flat 3B, Level 29 Ventris Place, 19-23 Ventris Road, Happy Valley
Hong Kong

Occupation:	CFO

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